UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2012

McDONALD’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza

Oak Brook, Illinois

(Address of Principal Executive Offices)

60523

(Zip Code)

(Registrant’s telephone number, including area code): (630) 623-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At the Annual Shareholders’ Meeting of McDonald’s Corporation (the “Company”) held on May 24, 2012, the Company’s shareholders approved the 2012 Omnibus Stock Ownership Plan (the “2012 Plan”). The 2012 Plan is effective on June 1, 2012. The Company’s named executive officers will be participants in the 2012 Plan.

The 2012 Plan, included as an attachment to the Company’s Definitive Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission on April 13, 2012 (the “Proxy Statement”), is incorporated by reference herein. The summary of the material terms of the 2012 Plan, included under the heading “Vote to Approve the 2012 Omnibus Stock Ownership Plan” on pages 32 through 36 of the Proxy Statement, are also incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Company’s Annual Shareholders’ Meeting held on May 24, 2012, as well as the number of votes cast with respect to each matter.

Each of the five directors proposed by the Company for re-election was elected by the following votes to serve until the Company’s 2015 Annual Shareholders’ Meeting or until his or her respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non- Votes
Robert A. Eckert	666,364,230	16,652,940	1,178,119	163,363,678
Enrique Hernandez, Jr.	663,261,531	19,746,596	1,187,162	163,363,678
Jeanne P. Jackson	673,739,694	9,310,004	1,145,591	163,363,678
Andrew J. McKenna	672,324,766	10,705,544	1,164,979	163,363,678
Donald Thompson	676,343,412	6,667,945	1,183,932	163,363,678

The proposal regarding an advisory shareholder vote to approve the compensation awarded to the Company’s named executive officers for 2011 was approved by shareholders. The votes on this matter were as follows: 645,752,969 votes for; 34,565,250 votes against; 3,877,070 abstentions; and163,363,678 broker non-votes.

The proposal to approve the 2012 Omnibus Stock Ownership Plan was approved by shareholders. The votes on this matter were as follows: 647,498,148 votes for; 34,049,014 votes against; 2,648,127 abstentions; and 163,363,678 broker non-votes.

The proposal to approve the declassification of the Board of Directors was approved by shareholders. The votes on this matter were as follows: 675,785,356 votes for; 5,854,583 votes against; 2,555,350 abstentions; and 163,363,678 broker non-votes.

The proposal to enable shareholders to call special meetings was approved by shareholders. The votes on this matter were as follows: 677,520,528 votes for; 5,205,546 votes against; and 1,469,215 abstentions; and 163,363,678 broker non-votes.

The proposal regarding an advisory vote to approve the appointment of Ernst & Young LLP to serve as independent auditor for 2012 was approved by shareholders. The votes on this matter were as follows: 836,897,828 votes for; 8,888,281 votes against; and 1,772,858 abstentions. There were no broker non-votes on this matter.

The proposal regarding an advisory vote on a shareholder proposal requesting a nutrition report was not approved by shareholders. The votes on this matter were as follows: 44,071,761 votes for; 474,215,524 votes against; 165,908,004 abstentions; and 163,363,678 broker non-votes.

Item 7.01.	Regulation FD Disclosure.

On May 24, 2012, the Company issued an Investor Release announcing that on May 23, 2012 the Board of Directors declared a quarterly cash dividend. A copy of the Investor Release is attached as Exhibit 99 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99	Investor Release of McDonald’s Corporation issued May 24, 2012: McDonald’s Announces Quarterly Cash Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION
(Registrant)

Date: May 29, 2012	By:	/s/ Denise A. Horne
Denise A. Horne
Corporate Vice President—Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Investor Release of McDonald’s Corporation issued May 24, 2012:
McDonald’s Announces Quarterly Cash Dividend